Exhibit 99.77(q)

ITEM 77Q– Exhibits

(a)(1)	Articles Supplementary dated September 26, 2016 to Articles of Incorporation of Voya Partners, Inc. regarding the dissolution of VY Fidelity® VIP Contrafund® Portfolio, VY Fidelity® VIP Equity-Income Portfolio, and VY Fidelity® VIP Mid Cap Portfolio – Filed herein.

(a)(2)	Articles Supplementary dated September 28, 2016 to Articles of Incorporation of Voya Partners, Inc. regarding the dissolution of Class T shares for Voya Index Solution 2020 Portfolio, Voya Index Solution 2025 Portfolio, Voya Index Solution 2030 Portfolio, Voya Index Solution 2035 Portfolio, Voya Index Solution 2040 Portfolio, Voya Index Solution 2045 Portfolio, Voya Index Solution 2050 Portfolio, Voya Index Solution 2055 Portfolio, and Voya Index Solution Income Portfolio – Filed herein.

(e)(1)	Amendment effective as of January 1, 2016, to the Sub-Advisory Agreement effective November 18, 2014 between Directed Services LLC and Templeton Investment Counsel, LLC – Filed as an exhibit to Post-Effective Amendment No. 73 to Registrant’s Form N-1A Registration Statement on April 27, 2016 and incorporated herein by reference.